     FILED

                                          IN THE OFFICE OF THE

                                          SECRETARY OF STATE OF THE

                                          STATE OF NEVADA

                                                OCT 18, 1971

                                                JOHN KORVITZ

                                                No. 2819-71

                            ARTICLES OF INCORPORATION

                                       OF

                                MR. NEVADA, INC.

KNOW ALL MEN BY THESE PRESENTS:

            That we,  the  undersigned,  have  this day  voluntarily  associated ourselves  together for the purpose of forming a  corporation  under the laws of the State of Nevada, and we do hereby state and certify:

     FIRST: That the name of said corporation  shall be as follows:  MR. NEVADA,

INC.

     SECOND:  That the purpose and objects for which this  corporation is formed is to  engage  in and  carry  on  any  lawful  activity,  subject  to  expressed limitations, if any.

     THIRD:  That the  location  of the  principal  office of this  corporation,

within the State of Nevada,  is Suite 500, 302 East Carson,  Las Vegas,  Nevada,

and that the Resident Agent in charge thereof is THOMAS L. PURSEL, ESQ.

     FOURTH:  That the total authorized capital stock of this corporation is one

HUNDRED THOUSAND  ($100,000.00)  DOLLARS,  divided into ONE MILLION  (1,000,000)

shares of common stock of the par value of TEN (10(cent)) CENTS per share.

     FIFTH:  That the capital stock of this corporation  shall not be subject to assessment.

      SIXTH:  The member of the governing board shall be styled  Directors,  and the number of such Board of Directors  shall  consist of three and the names and addresses  of the first  Board of  Directors  who will serve as such until their successors are elected or appointed are:

      MILLARD J. HATCH- Suite 500, 302 E. Carson, Las Vegas, Nevada

      MILDRED L. HATCH- Suite 500, 302 E. Carson, Las Vegas, Nevada

      THOMAS L. PURSEL- Suite 500, 302 E. Carson, Las Vegas, Nevada

     SEVENTH:  The names and addresses of each of the incorporators  signing the

Articles of Incorporation, are:

        WILLIAM J. HATCH................... Suite 500, 302 E. Carson

                                            Las Vegas, Nevada

        THOMAS L. PURSEL................... Suite 500, 302 E. Carson

                                            Las Vegas, Nevada

        KAREN F. CAESAR.................... Suite 500, 302 E. Carson

                                            Las Vegas, Nevada

     EIGHTH:  That this corporation shall have perpetual  existence.

     IN WITNESS  WHEREOF,  the  undersigned  incorporators  have executed  these

Articles of Incorporation this 8th day of September, 1971.

                                    /s/

                                    --------------------

                                    WILLARD J. HATCH

                                    /s/

                                    --------------------

                                    THOMAS L. PURSEL

                                    /s/

                                    --------------------

                                    KAREN P. CAESAR

STATE OF NEVADA  )

                        ) SS:

COUNTY OF CLARK  )

     On this 8th day of  September,  1971,  before me a Notary Public in and for the County and State, personally appeared WILLARD J. HATCH, THOMAS L. PURSEL and

KAREN F. CAESAR, known to me to be the persons described in and who executed the foregoing  Articles of Incorporation,  who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

      IN WITNESS  WHEREOF,  I have  hereunto set my hand and affixed my official seal.

                                   /s/Jack J. Pursel

                                   --------------------------------

                                   Notary Public - State of Nevada

                                      Clark County

                                   JACK J. PURSEL

                                   My Commission Expires June 17, 1975

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

(after issuance of stock)

MR. NEVADA, INC.

      We, the undersigned  President and Secretary of Mr. Nevada, Inc. do hereby certify:

      That the Board of Directors of said corporation at a meeting duly convened and  held on the  5th day of  July,  1995,  again  adopted  a  resolution,  said resolution originally adopted at a meeting duly convened and held on 16th April,

1990, to amend the original articles as follows: ;

Article IV is hereby amended to read as follows:

FOURTH: That the total authorized capitalization of this corporation shall be and is the sum of $4,000.00  consisting  of  40,000,000  shares of $.0001 par value common stock. Said stock shall carry full voting power and the said shares shall be  issued  full  paid and non  assessable  at such  times as the Board of Directors may designate in exchange for cash, property or services, the stock of other  corporations  or other  values,  rights or things and the judgment of the

Board of Directors as to the value thereof shall be conclusive.

The number of shares of the  corporation  outstanding and entitled to vote on an amendment to the Articles of Incorporation is One million,  six hundred thousand (1,600,000),  that said change and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                          ------------------------------

                                          President

                                          ------------------------------

                                          Secretary

State of Arizona

)

)ss:

County of Maricopa)

On this 6th day of July,  1995,  personally  appeared  before me, a Notary Public,  William G. Priess and J. M. Green,  both of whom acknowledged that they executed the above instrument.

                                          -----------------------------

                                          Notary Public

My Commission Expires: